Schedule 14C Information

Preliminary Information Statement

Information Statement Pursuant to Section 14(c) of the
Securities Exchange Act of 1934

Check the appropriate box:

[X] Preliminary Information Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
[ ] Definitive Information Statement

NEXTLINK Communications, Inc.

(Name of Registrant as Specified In Its Charter)

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(5)	Total fee paid: N/ A

[ ]	Fee paid previously with preliminary materials.

[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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NEXTLINK COMMUNICATIONS, INC.

1505 Farm Credit Drive
McLean, Virginia 22102

Dear Stockholder,

      I wanted to take a moment to personally inform you of some major changes that are taking place at our company. It is likely that by the time you receive this letter you will have already seen in the newspaper or on television some of the exciting steps we are taking to complete the company’s transformation into an integrated, full-service broadband communications company.

      The past year has been strategically and operationally significant for our company. We have made significant investments to enhance our back office systems, added extensive data services to our portfolio through our merger with Concentric Network Corporation, and announced international expansion plans to acquire broadband fiber-optic networks being built throughout Europe. These advances have all been directed toward transforming the company and positioning us to offer differentiated services.

      On September 25, 2000, we announced two significant initiatives. First, as part of our branding initiative, we announced that the company will change its name to XO Communications, Inc. Second, we announced new product offerings that will simplify for customers the complexity of purchasing communications services.

      We saw these announcements as an opportunity to reintroduce ourselves to the market by aggressively building a breakthrough brand. We are making a statement with our brand by showing an “X” to indicate that we are right on target and an “O” to represent our ability to offer a complete set of services. As part of the brand rollout, we have launched a Fall advertising campaign and a new Web address: www.xo.com, and have changed our stock ticker symbol to XOXO.

      Our new product offerings, known as XOptions, consist of integrated, flat-rate communications packages that include local, long distance, Internet access and web hosting services designed specifically for small and medium-sized businesses.

      Our board of directors, and two stockholders who collectively own shares of common stock that represent more than 50% of the total voting power of all outstanding NEXTLINK common stock, approved the name change on September 11, 2000. Under Delaware law and the terms of NEXTLINK’s certificate of incorporation and bylaws, the consent of these stockholders is sufficient to approve the new name. For this reason, we are not calling a meeting of stockholders to vote on the name change. We are not asking you for a proxy and you are requested not to send us a proxy.

      We are furnishing this information statement in order to provide you with important information about the name change. Please read this document carefully. We appreciate your continued support.

/s/ DANIEL F. AKERSON

Daniel F. Akerson,
Chairman and Chief Executive Officer

October   , 2000

INFORMATION STATEMENT

NEXTLINK COMMUNICATIONS, INC.

1505 Farm Credit Drive
McLean, Virginia 22102
(703) 547-2000

AMENDMENT TO NEXTLINK’S CERTIFICATE OF INCORPORATION

      On September 11, 2000, our Board of Directors authorized, subject to approval by the stockholders, an amendment to our certificate of incorporation to change the name of the company to “XO Communications, Inc.” Following the Board’s action, two stockholders, Eagle River Investments, L.L.C. and Wendy P. McCaw, that together hold shares of common stock with a majority of the voting power attributable to all shares of outstanding capital stock entitled to vote, approved the amendment. The full text of the proposed amendment to the certificate of incorporation is set forth below.

Purpose of the Change in the Name of the Corporation

      The Board of Directors believes it is desirable to change the name of the company to “XO Communications, Inc.” to reintroduce the company to the market by aggressively building a breakthrough brand. The company believes that the name change will reflect the core business strengths of NEXTLINK and Concentric, which merged on June 16, 2000, and will signify the company’s transformation into a full-service, integrated broadband communications offering services that are both simple to use and understand. The XO brand is being introduced with a Fall advertising campaign, which began in September and extensively utilizes network and cable television, national print, direct mail, and local print and radio advertising mediums.

Effective Date of the Amendment

      The amendment to NEXTLINK’s certificate of incorporation will become effective upon the filing with the Delaware Secretary of State of a Certificate of Amendment to our Certificate of Incorporation. We intend to file this certificate twenty days after this information statement was mailed to stockholders.

Effect on Certificates Evidencing Shares of NEXTLINK stock

      The change in the name of NEXTLINK will be reflected in its stock records by book-entry in NEXTLINK’s records. For those stockholders that hold physical certificates, please do not destroy or send to NEXTLINK your present common stock certificates. Those certificates will remain valid for the number of shares shown thereon, and should be carefully preserved by you.

Amendment to Certificate of Incorporation

      The first sentence of Article 1 of NEXTLINK’s Certificate of Incorporation will be amended and restated as follows:

           The name of the corporation is:

XO Communications, Inc.

NEXTLINK COMMON STOCK OWNERSHIP

      The following table sets forth information, as of August 31, 2000, with respect to the beneficial ownership of NEXTLINK’s capital stock by (1) each member of the Board of Directors, (2) each of the individuals who served as Chief Executive Officer of NEXTLINK during 1999 and each of the executive officers named in the executive compensation tables included in the proxy statement related to NEXTLINK’s annual meeting of stockholders held on May 24, 2000, and (3) all directors and executive officers as a group.

	Shares Beneficially Owned(1)

		Amount and		Percent of
		Nature of	Percent of	Total Shares	Percent of Total
Name	Title of Class	Ownership	Class(%)	Outstanding(%)	Voting Power(%)

Daniel F. Akerson(2)	Class A	1,801,448	*
	Class B	0	0	*	*

Nathaniel A. Davis	Class A	409	*
	Class B	0	0	*	*

Joseph L. Cole	Class A	1,800	*
	Class B	0	0	*	*

Nicholas C. Forstmann(3)	Class A	39,525,691	13.29
	Class B	0	0	9.71	2.84

Sandra J. Horbach (3)	Class A	39,525,691	13.29
	Class B	0	0	9.71	2.84

Nicolas Kauser(4)	Class A	436,450	*
	Class B	0	0	*	*

Craig O. McCaw(5)	Class A	14,751,519	5.72
	Class B	65,432,562	59.67	21.81	49.40

Sharon L. Nelson(6)	Class A	66,200	*
	Class B	0	0	*	*

Henry R. Nothhaft (7)	Class A	1,108,156	*
	Class B	0	0	*	*

Jeffrey S. Raikes(8)	Class A	266,200	*
	Class B	0	0	*	*

Peter C. Waal (9)	Class A	57,906	*
	Class B	0	0	*	0

Dennis M. Weibling(10)	Class A	7,733,565	3.00
	Class B	63,743,574	58.13	19.45	47.63

Steven W. Hooper(11)	Class A	815,632	*
	Class B	235,300	*	*	*

Wayne M. Perry(12)	Class A	235,378	*
	Class B	235,300	*	*	*

R. Gerard Salemme(13)	Class A	259,400	*
	Class B	0	0	*	*

Dennis O’Connell(14)	Class A	252,100	*
	Class B	0	0	*	*

Jan Loichle(15)	Class A	647,350	*
	Class B	0	0	*	*

Michael McHale	Class A	2,000	*
	Class B	0	0	*	*

Kathleen H. Iskra(16)	Class A	151,628	*
	Class B	0	0	*	*

	Shares Beneficially Owned(1)

		Amount and		Percent of
		Nature of	Percent of	Total Shares	Percent of Total
Name	Title of Class	Ownership	Class(%)	Outstanding(%)	Voting Power(%)

All directors and executive Officers as a group (24 persons)(17)	Class A	59,184,200	19.63
	Class B	65,432,562	59.67	30.31	51.04

(1)	Under the rules of the Securities and Exchange Commission, a person is deemed to be the beneficial owner of a security if such person, directly or indirectly, has or shares the power to vote or direct the voting of such security or the power to dispose or direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities if that person has the right to acquire beneficial ownership within 60 days after August 31, 2000. Accordingly, more than one person may be deemed to be a beneficial owner of the same securities. Unless otherwise indicated by footnote, the named individuals have sole voting and investment power with respect to the shares of NEXTLINK common stock beneficially owned.

(2)	Includes 1,750,000 shares of Class A common stock obtainable as of August 31, 2000 or 60 days thereafter by Mr. Akerson upon the exercise of nonqualified stock options. Beneficial ownership information for Mr. Akerson, who is a member of Eagle River Investments, LLC, does not include shares of NEXTLINK stock held by or for benefit of Eagle River Investments.

(3)	Represents 584,375 shares of Series C cumulative convertible participating preferred stock and 268,750 shares of Series G cumulative convertible participating preferred stock held by Forstmann Little & Co. Subordinated Debt and Equity Management Buyout Partnership-VII, L.P., a Delaware limited partnership, or MBO-VII, 265,075 shares of Series D convertible participating preferred stock and 131,052 of Series H convertible participating preferred stock held by Forstmann Little & Co. Equity Partnership-VI, L.P., a Delaware limited partnership, or Equity-VI, and 550 shares of Series D convertible participating preferred stock and 198 shares of Series H convertible participating preferred stock held by FL Fund, LP, a Delaware limited partnership, which, as of August 31, 2000, were convertible into a total of 39,525,691 shares of Class A common stock. FLC XXXIII Partnership, a New York general partnership, is the general partner of MBO-VII. FLC XXXII Partnership, L.P., a New York limited partnership, is the general partner of Equity-VI. FLC XXXI Partnership, L.P., a New York limited partnership, is the general partner of FL Fund. Mr. Forstmann and Ms. Horbach, who are general partners of FLC XXXIII Partnership, FLC XXXII Partnership, L.P. and the general partner of FLC XXXI Partnership, L.P., each disclaim beneficial ownership of all securities of NEXTLINK held by the Forstmann Little partnerships, except to the extent of their respective pecuniary interests therein.

(4)	Includes 400,450 shares of Class A common stock obtainable as of August 31, 2000 or 60 days thereafter by Mr. Kauser upon the exercise of nonqualified stock options.

(5)	Includes 4,830,000 shares of Class A common stock held by the Eagle River Trust, a trust of which Eagle River Investments is the sole beneficiary and over which shares Eagle River Investments, LLC has sole voting and investment control, and 3,041,457 shares of Class A common stock and 63,743,574 shares of Class B common stock held by Eagle River Investments, held beneficially by Mr. McCaw as a result of his ownership interests in Eagle River Investments. Also includes 26,480 shares of Class A common stock obtainable as of August 31, 2000 or 60 days thereafter by Eagle River, Inc., an affiliate of Eagle River Investments, upon the exercise of nonqualified stock options. Pursuant to the terms of the Stock Distribution Agreement between Craig O. McCaw and Wendy P. McCaw, Mr. McCaw holds a proxy to vote the number of shares of NEXTLINK stock held by Mrs. McCaw that, when added to all NEXTLINK capital stock held by Mr. McCaw or any of his affiliates or over which they have voting rights, are necessary for Mr. McCaw to control 51% of the voting power of NEXTLINK. Mr. McCaw also holds a proxy to vote all 339,366 shares of Class B common stock held by his brother, Keith W. McCaw. No shares owned or controlled by Wendy P. McCaw or Keith W. McCaw are included in the beneficial holdings of Craig O. McCaw.

(6)	Represents 66,200 shares of Class A common stock obtainable as of August 31, 2000 or 60 days thereafter by Ms. Nelson upon the exercise of nonqualified stock options.

(7)	Includes 404,230 shares of Class A common stock obtainable as of August 31, 2000 or 60 days thereafter by Mr. Nothhaft upon the exercise of nonqualified stock options.

(8)	Includes 66,200 shares of Class A common stock obtainable as of August 31, 2000 or 60 days thereafter by Mr. Raikes upon the exercise of nonqualified stock options.

(9)	Represents 57,906 shares of Class A common stock obtainable as of August 31, 2000 or 60 days thereafter by Mr. Waal upon the exercise of nonqualified stock options.

(10)	Includes 4,830,000 shares of Class A common stock held by the Eagle River Trust, a trust of which Eagle River Investments is the sole beneficiary and over which shares Eagle River Investments has sole voting and investment control, and 2,249,227 shares of Class A common stock and 63,743,574 shares of Class B common stock held by Eagle River Investments. Also includes 6,000 shares of Class A Common Stock that Mr. Weibling holds as trustee of trusts for the benefit of his children. Mr. Weibling, who is an officer and a member of Eagle River Investments, disclaims beneficial ownership of all securities of NEXTLINK held by or for the benefit of Eagle River Investments and the trusts for the benefit of his children, except to the extent of his pecuniary interest therein.

(11)	Includes 629,996 shares of Class A common stock obtainable as of August 31, 2000 or 60 days thereafter by Mr. Hooper upon the exercise of nonqualified stock options and 84,000 shares of Class A common stock held by Mr. Hooper as trustee of trusts for the benefit of his children. Beneficial ownership information for Mr. Hooper, who is a member of Eagle River Investments, does not include shares of NEXTLINK stock held by or for the benefit of Eagle River Investments.

(12)	Includes 14,560 shares of Class A common stock held by Mr. Perry’s children. Mr. Perry disclaims beneficial ownership of the shares held by his children. Beneficial ownership information for Mr. Perry, who is a member of Eagle River Investments, does not include shares of NEXTLINK stock held by or for the benefit of Eagle River Investments.

(13)	Includes 211,400 shares of Class A common stock obtainable as of August 31, 2000 or 60 days thereafter by Mr. Salemme upon the exercise of nonqualified stock options. Beneficial ownership information for Mr. Salemme, who is a member of Eagle River Investments, does not include shares of NEXTLINK stock held by or for the benefit of Eagle River Investments.

(14)	Represents 252,100 shares of Class A common stock obtainable as of August 31, 2000 or 60 days thereafter by Mr. O’Connell upon the exercise of nonqualified stock options.

(15)	Includes 548,248 shares of Class A common stock obtainable as of August 31, 2000 or 60 days thereafter by Ms. Loichle upon the exercise of nonqualified stock options and 4,400 shares held by members of Ms. Loichle’s immediate family.

(16)	Includes 146,328 shares of Class A common stock obtainable as of August 31, 2000 or 60 days thereafter by Ms. Iskra upon the exercise of nonqualified stock options, and 2,000 shares of Class A common stock held in trust.

(17)	Includes an aggregate of 4,131,986 shares of Class A common stock obtainable as of August 31, 2000 or 60 days thereafter by directors and executive officers as a group upon the exercise of nonqualified stock options. Also includes 39,525,691 shares of Class A common stock into which 584,375 shares of Series C preferred stock and 268,750 shares of Series G preferred stock held by Forstmann Little & Co. Subordinated Debt and Equity Management Buyout Partnership-VII, L.P., 265,075 shares of Series D preferred stock and 131,052 shares of Series H preferred stock held by Forstmann Little & Co. Equity Partnership-VI, L.P., and 550 shares of Series D preferred stock and 198 shares of Series H preferred stock held by FL Fund, LP, were convertible as of August 31, 2000. See footnote 3 above.

*	Less than 1%.

      The following table sets forth information, as of August 31, 2000, with respect to the beneficial ownership of NEXTLINK’s capital stock of persons known to NEXTLINK to be the beneficial owners of more than five percent of a class of NEXTLINK common stock (other than officers and directors). The information below has been derived from reports filed with the Securities and Exchange Commission by, or representations received from, the holders.

	Shares Beneficially Owned(1)

		Amount and		Percent of
		Nature of	Percent of	Total Shares	Percent of Total
Name	Title of Class	Ownership	Class(%)	Outstanding(%)	Voting Power(%)

Eagle River Investments, LLC(2)	Class A	7,079,227	2.74
2300 Carillon Point	Class B	63,743,574	58.13	19.27	47.58
Kirkland, WA 98033

Wendy P. McCaw	Class A	0	0
1332 Anacapa, Suite 200	Class B	38,890,596	35.46	10.58	28.71
Santa Barbara, CA 93101

Putnam Investments, Inc.(3)	Class A	38,655,070	14.99
One Post Office Square	Class B	0	0	10.52	2.85
Boston, MA 02109

Forstmann Little & Co. Subordinated
Debt and Equity Management

Buyout Partnership-VII, L.P.(4)	Class A	29,490,262	11.43
c/o Forstmann Little & Co.	Class B	0	0	8.02	2.18
767 Fifth Avenue
New York, NY 10153

(1)	Under the rules of the Securities and Exchange Commission, a person is deemed to be the beneficial owner of a security if such person, directly or indirectly, has or shares the power to vote or direct the voting of such security or the power to dispose or direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities if that person has the right to acquire beneficial ownership within 60 days after August 31, 2000. Accordingly, more than one person may be deemed to be a beneficial owner of the same securities. Unless otherwise indicated by footnote, the named individuals have sole voting and investment power with respect to the shares of NEXTLINK common stock beneficially owned.

(2)	Includes 4,830,000 shares of Class A common stock held by the Eagle River Trust, a trust of which Eagle River Investments is the sole beneficiary and over which shares Eagle River Investments has sole voting and investment control. Eagle River Investments has pledged substantially all of its shares of NEXTLINK common stock to secure a credit arrangement.

(3)	As reported in the most recent amendment to Schedule 13G of Putnam Investments, Inc., of this amount, 37,187,750 shares are beneficially held by Putnam Investment Management, Inc. and 1,467,320 shares are held by Putnam Advising Company, Inc., which is the investment advisor to Putnam’s institutional clients.

(4)	As reported in the Schedule 13D of Forstmann Little & Co. Subordinated Debt and Equity Management Buyout Partnership-VII, L.P., a Delaware limited partnership, or MBO-VII, MBO-VII directly owns 584,375 shares of Series C preferred stock and 268,750 shares of Series G preferred stock, which, as of August 31, 2000, pursuant to the respective terms of such stock, were convertible into a total of 29,490,262 shares of Class A common stock. FLC XXXIII Partnership, a New York general partnership, is the general partner of MBO-VII. Theodore J. Forstmann, Nicholas C. Forstmann, a NEXTLINK director, Sandra J. Horbach, a NEXTLINK director, Thomas H. Lister, Winston W. Hutchins, S. Joshua Lewis, Jamie C. Nicholls and Tywana LLC, a North Carolina limited liability company, are the general partners of FLC XXXIII. Accordingly, each of the individuals named above, other than Mr. Lewis, for the reasons described below, may be deemed the beneficial owners of shares owned by MBO-VII. Mr. Lewis does not have any voting or investment power with respect to, or any economic interest in, the shares of Series C or Series G preferred stock held by MBO-VII, and, accordingly, Mr. Lewis is not deemed to be the beneficial owner of these shares.

*	Less than 1%.

/s/ GARY D. BEGEMAN
Gary D. Begeman
Secretary

McLean, Virginia

October   , 2000